UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2014

THE TORO COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Lyndale Avenue South Bloomington, Minnesota	55420
(Address of principal executive offices)	(Zip Code)

(952) 888-8801

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On October 27, 2014, The Toro Company (“Toro”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Northern Star Industries, Inc. (“NSI”) and each of the shareholders of NSI (collectively, the “Shareholders”), pursuant to which Toro has agreed to purchase substantially all of the assets (excluding accounts receivable) and assume certain specified liabilities and obligations of NSI’s BOSS® professional snow and ice management business (the “BOSS Business”), for $227.3 million, subject to certain adjustments as set forth in the Purchase Agreement (the “Acquisition”). The BOSS Business designs, manufactures and sells snowplows, salt and sand spreaders, and related parts and accessories, for light and medium duty trucks, ATVs, UTVs and loaders.

Toro, NSI and the Shareholders have made customary representations, warranties, covenants and indemnities in the Purchase Agreement. Subject to certain limitations, each of Toro, on the one hand, and NSI and the Shareholders, on the other hand, have agreed to indemnify the other party for certain matters, including breaches of representations, warranties and covenants.

The completion of the Acquisition is subject to customary closing conditions, including, among others: (1) the execution and delivery of certain related ancillary agreements, including a transition services agreement, a personnel agreement and an employment agreement with a key member of the BOSS Business’ management; (2) the expiration of the applicable waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended; (3) the accuracy of representations and warranties made by Toro, NSI and the Shareholders, respectively, at the closing of the Acquisition; (4) compliance by Toro, NSI and the Shareholders with their respective obligations under the Purchase Agreement; and (5) such other matters as are specified in the Purchase Agreement. Subject to satisfaction of the closing conditions, Toro expects that the Acquisition will be completed during Toro’s first quarter of fiscal 2015.

Toro has agreed to pay the purchase price in cash, except for $30 million which Toro has agreed to pay in the form of an unsecured promissory note (the “Note”). Under the terms of the Note, interest will accrue at the rate of 4.0% per year and principal payments of $10 million each, together with accrued interest, will be payable on the first, second and third anniversaries of the closing date of the Acquisition, subject to certain conditions. The Note will serve as the first, but not the exclusive, source to secure NSI’s and the Shareholders’ indemnification and other obligations under the Purchase Agreement. Toro plans to fund the cash portion of the purchase price of the Acquisition with cash on hand, borrowings from Toro’s senior unsecured revolving credit facility and a term loan. The revolving credit facility and term loan are as described in more detail below.

The Purchase Agreement contains customary termination rights for the parties thereto, including (1) the right of Toro or NSI to terminate if the transactions contemplated by the Purchase Agreement have not closed by December 31, 2014 and (2) the right of Toro or NSI to terminate (subject to certain conditions) if the other party is in breach of the Purchase Agreement and the breach would cause the applicable closing condition related to accuracy of that party’s representations and warranties or the performance of that party’s obligations under the Purchase Agreement to not be met.

The foregoing description of the Purchase Agreement is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement and related description are intended to provide information regarding the terms of the Purchase Agreement and are not intended to modify or supplement any factual disclosures about Toro in its reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Purchase Agreement and related description are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Toro or the BOSS Business. The representations and warranties have been negotiated with the principal purpose of not establishing matters of fact, but rather as a risk allocation method establishing the circumstances under which a party may have the right not to consummate the Acquisition if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. As is customary, the assertions embodied in the representations and warranties made by NSI and the Shareholders in the Purchase Agreement are qualified by information contained in confidential disclosure schedules that NSI and the Shareholders have delivered to Toro in connection with the signing of the Purchase Agreement made for purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from those generally applicable under the securities laws. Shareholders of Toro are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Toro or the BOSS Business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement.

Credit Agreement

On October 27, 2014, Toro, Toro Manufacturing LLC, Exmark Manufacturing Company Incorporated and Toro International Company (collectively, the “Borrowers”), entered into a credit agreement (the “Credit Agreement”) with certain lenders, Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer (the “Administrative Agent”), and Wells Fargo Bank, National Association, as syndication agent (the “Syndication Agent”). The Credit Agreement provides for an aggregate credit commitment to the Borrowers of $280 million, consisting of: (1) a $150 million unsecured senior five-year revolving credit facility, with a $20 million sublimit for the issuance of standby letters of credit and a $20 million sublimit for swingline loans; and (2) a $130 million unsecured senior five-year term loan facility. At the election of the Borrowers, the maximum principal amount available under the revolving credit facility may be increased by an amount up to $100 million in the aggregate. Additional subsidiaries of Toro may be designated as Borrowers at the election of Toro.

Toro intends to use all of the borrowings from the term loan and a portion of the borrowings available under the revolving credit facility to fund part of the Acquisition described above. If the Acquisition is not consummated by January 23, 2015, Toro must repay the entire outstanding balance of the term loan (plus certain bank reimbursement costs).

Funds are available under the Credit Agreement for working capital, capital expenditures and other lawful purposes, including, without limitation, the Acquisition described above, other acquisitions and stock repurchases. Loans under the revolving credit facility are available in Dollars, Euros, British Pounds Sterling, Australian Dollars, and Canadian Dollars and, at the discretion of the lenders, other currencies. As of October 24, 2014, there were no borrowings outstanding under Toro’s previous revolving credit facility, except for the issuance of standby letters of credit in an aggregate amount of approximately $5.4 million.

In addition to certain initial fees payable to the Administrative Agent, the Syndication Agent and their respective affiliates, the Borrowers are obligated to pay a facility fee based on the availability of commitments under the revolving credit facility which is payable quarterly in arrears to each lender. At the option of the Borrowers, the term loan and any loan under the revolving credit facility (other than swingline loans) will bear interest at a variable rate based on LIBOR or an alternative variable rate based on the Bank of America prime rate, the federal funds rate or LIBOR, in each case plus a basis point spread determined by reference to the debt ratio and debt rating of Toro, each as identified in the Credit Agreement. With respect to the borrowings used to fund the cash portion of the purchase price for the Acquisition, each of the term loan and the amount withdrawn under the revolving credit facility for this purpose will bear interest at a variable rated based on LIBOR. Swingline loans bear interest at a rate determined by the swingline lender or an alternative variable rate based on the Bank of America prime rate, the federal funds rate or LIBOR, in each case plus a basis point spread determined by reference to the debt ratio and debt rating of Toro. Interest is payable quarterly in arrears.

The Credit Agreement contains customary covenants regarding Toro and its subsidiaries, including, without limitation: financial covenants, such as the maintenance of minimum interest coverage and maximum debt to earnings ratios; and negative covenants, which, among other things, limit loans and investments, dividends, disposition of assets, consolidations and mergers, transactions with affiliates, contingent obligations, liens and other matters customarily restricted in such agreements. Most of these restrictions are subject to certain minimum thresholds and exceptions. The Credit Agreement also contains customary events of default, including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy and insolvency proceedings, monetary judgment defaults in excess of specified amounts, cross-defaults to certain other agreements, change of control, and customary defaults under the Employee Retirement Income Security Act of 1974.

BMO Harris Bank, N.A. and U.S. Bank National Association served as co-documentation agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the Administrative Agent, and Wells Fargo Securities, LLC, an affiliate of the Syndication Agent, served as joint lead arrangers and joint book managers for the revolving credit facility, for which they each received customary compensation. In addition, the Administrative Agent, the Syndication Agent and certain of the other lenders and their respective affiliates have in the past performed, and may in the future from time to time, perform, investment banking, financial advisory, lending and/or commercial banking services for Toro and its subsidiaries, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

The foregoing description of the Credit Agreement is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the execution of the Credit Agreement described above, on October 27, 2014, the Borrowers terminated their prior $150 million credit facility as evidenced by that certain Credit Agreement, dated as of July 28, 2011 (the “Prior Credit Agreement”). The Prior Credit Agreement was scheduled to expire on July 28, 2015. The material relationships between the Borrowers and their affiliates, and the parties to the Prior Credit Agreement were the same as described above. The material terms and conditions of the Prior Credit Agreement were substantially similar to the material terms and conditions of the Credit Agreement described above, with the exception of the provisions relating to the term loan contemplated in connection with the Acquisition.

Section 2 — Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Section 1 – Registrant’s Business and Operations – Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Section 7 — Regulation FD

Item 7.01.	Regulation FD Disclosure.

On October 27, 2014, Toro announced the execution of the Purchase Agreement described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by Toro under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of October 27, 2014 among The Toro Company, Northern Star Industries, Inc. and its shareholders named therein*

10.1	Credit Agreement dated as of October 27, 2014 among The Toro Company, Toro Manufacturing LLC, Exmark Manufacturing Company Incorporated, and Toro International Company and certain subsidiaries, as Borrowers, the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swingline Lender and Letter of Credit Issuer, and Wells Fargo Bank, National Association, as Syndication Agent

99.1	Press Release dated October 27, 2014 issued by The Toro Company

*	All exhibits and schedules to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Toro will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains not only historical information, but also forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and that are subject to the safe harbor created by those sections. In addition, Toro or others on its behalf may make forward-looking statements relating to the pending Acquisition from time to time in oral presentations, including telephone conferences and/or web casts open to the public, in press releases or reports, on our web sites or otherwise. Statements that are not historical are forward-looking and reflect expectations and assumptions. Forward-looking statements are based on Toro’s current expectations of future events, and often can be identified in this report and elsewhere by using words such as “expect,” “plan,” “intend,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “should,” “could,” “will,” “would,” “possible,” “may,” “likely” and similar expressions or future dates. Some of the forward-looking statements in this report about Toro’s acquisition of the BOSS Business include the anticipated timing for the consummation of the Acquisition, Toro’s plans for funding the Acquisition purchase price, and Toro’s anticipated use of borrowings under the credit agreement. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied. The following are some of the factors known to Toro that could cause Toro’s actual results to differ materially from what Toro has anticipated in its forward-looking statements: delays in completing the Acquisition of the BOSS Business and the risk that the Acquisition may not be completed at all; the failure by Toro to achieve the net sales, earnings, working capital, capital expenditure, growth prospects and any cost or revenue synergies expected from the Acquisition or delays in the realization thereof; delays and challenges in integrating the businesses after the Acquisition is completed, including risks associated with information or financial systems; operating costs and business disruption during the pendency of and following the Acquisition, including adverse effects on employee relations or retention or on business relationships with third parties, including customers, distributors and dealers; loss of key personnel; violation of non-competition covenants by key individuals of the BOSS Business; damage to the BOSS Business facilities located in Iron Mountain, Michigan causing a material disruption to the operations; failure to comply with applicable international, federal or state product safety or other regulatory standards or requirements; unanticipated liabilities or exposures associated with the BOSS Business for which Toro has not been indemnified or may not recover; infringement of intellectual property rights of others associated with the rights acquired in the Acquisition; and general adverse business, economic or competitive conditions. For more information regarding these and other uncertainties and factors that could cause Toro’s actual results to differ materially from what it has anticipated in its forward-looking statements or otherwise could materially adversely affect its business, financial condition or operating results, see Toro’s most recently filed Annual Report on Form 10-K, Part I, Item 1A, “Risk Factors” and subsequent quarterly reports on Form 10-Q. All forward-looking statements included in this report are expressly qualified in their entirety by the foregoing cautionary statements. Toro cautions readers not to place undue reliance on any forward-looking statement which speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described above, the risks described in Toro’s most recent Annual Report on Form 10-K, Part I, Item 1A, “Risk Factors,” as well as others that Toro may consider immaterial or does not anticipate at this time. The foregoing risks and uncertainties are not exclusive and further information concerning Toro and its businesses, including factors that potentially could materially affect Toro’s financial results or condition, may emerge from time to time. Toro undertakes no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. Toro advises you, however, to consult any further disclosures it makes on related subjects in its future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that Toro may file with or furnish to the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY (Registrant)

Date: October 27, 2014	By	/s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel

THE TORO COMPANY

CURRENT REPORT ON FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing

2.1	Asset Purchase Agreement dated as of October 27, 2014 among The Toro Company, Northern Star Industries, Inc. and its shareholders named therein*	Filed herewith

10.1	Credit Agreement dated as of October 27, 2014 among The Toro Company, Toro Manufacturing LLC, Exmark Manufacturing Company Incorporated, and Toro International Company and certain subsidiaries, as Borrowers, the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swingline Lender and Letter of Credit Issuer and Wells Fargo Bank, National Association, as Syndication Agent	Filed herewith

99.1	Press Release dated October 27, 2014 issued by The Toro Company	Furnished herewith

*	All exhibits and schedules to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Toro will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.

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